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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in these Amendments No. 1 to these Registration Statements Nos. 333-68120 and 333-68116 of USA Networks, Inc. and Expedia, Inc., respectively, on Form S-4 of our report dated July 27, 2001, appearing in the Annual Report on Form 10-K of Expedia, Inc. and subsidiaries for the year ended June 30, 2001, and to the reference to us under the heading "Experts" in the Prospectuses, which are part of such Registration Statements.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Seattle, Washington
November 6, 2001.